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                                                                    Exhibit 11.1


                      STB SYSTEMS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996
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              (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

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
                                                                                TWELVE MONTHS ENDED
                                                                                     OCTOBER 31,
                                                                              ------------------------
                                                                                 1997          1996
                                                                              ------------------------
Net income                                                                    $   10,770    $    6,077
                                                                              ------------------------
                                                                              ------------------------


PRIMARY:
Weighted average number of shares outstanding                                  6,865,286     6,754,038
Additional weighted average shares from assumed exercise of
dilutive stock options, net of shares assumed to be repurchased with
exercise proceeds                                                                600,881        66,096
                                                                              ------------------------
Net income per share                                                          $     1.44    $     0.89
                                                                              ------------------------
                                                                              ------------------------
FULLY DILUTIVE
Weighted average number of shares outstanding                                  6,865,286     6,754,038
Additional weighted average shares from assumed exercise of
dilutive stock options, net of shares assumed to be repurchased with
exercise proceeds                                                                696,906       304,382
                                                                              ------------------------
Net income per share                                                          $     1.42    $     0.86
                                                                              ------------------------
                                                                              ------------------------
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